UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Information Statement

Black Bird Biotech, Inc.
(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Eric Newlan, Vice President, Black Bird Biotech, Inc.

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

Telephone: (833) 223-4204 – Facsimile: (877) 796-3934

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BLACK BIRD BIOTECH, INC.

3505 Yucca Drive, Suite 104

Flower Mound, Texas 75028

To:	The Holders of the Common Stock of Black Bird Biotech, Inc.

Re:	Action by Written Consent in Lieu of a Special Meeting of Shareholders

This Information Statement is furnished by the Board of Directors of Black Bird Biotech, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on October 17, 2022. The purpose of this Information Statement is to inform the Company’s shareholders of an action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of October 17, 2022, in lieu of a special meeting of shareholders, to wit:

The approval of an amendment to the Company’s Articles of Incorporation to increase in the authorized number of shares of common stock of the Company from 750,000,000 shares to 2,000,000,000 shares. The action will become effective no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the increase in authorized shares.

The foregoing action was approved on October 16, 2022, by the Company’s Board of Directors. In addition, on October 17, 2021, the holders of 66.67% of the voting power of the Company’s outstanding voting securities (the “Consenting Shareholders”), as of the record date, approved the foregoing action. The number of shares voting for the corporate name change was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Shareholders who, collectively, own shares representing a majority of the Company’s voting stock.

The above action taken by the Company’s shareholders will become effective on or about November 27, 2022, and is more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the shareholders of the Company who have not previously consented to the corporate name change.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s shareholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about November 7, 2022.

By Order of the Board of Directors

/s/ Fabian G. Deneault
Fabian G. Deneault
Chairman

[ * ], 2022

Ronan, Montana

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BLACK BIRD BIOTECH, INC.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Black Bird Biotech, Inc., a Nevada corporation (the “Company”), by the Board of Directors to notify them about a certain action that the holders of a majority of the voting power of the Company’s outstanding voting securities have taken by written consent in lieu of a special meeting of the shareholders. The action was taken on October 17, 2022. Copies of this Information Statement are first being sent on or about November 7, 2022, to the holders of record on October 17, 2022, of the outstanding shares of the Company’s common stock.

General Information

The holders of 66.67% of the voting power of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated October 17, 2022, in lieu of a meeting of the shareholders:

The approval of an amendment to the Company’s Articles of Incorporation to increase in the authorized number of shares of common stock of the Company from 750,000,000 shares to 2,000,000,000 shares. The action will become effective no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the increase in authorized shares.

The Company may ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s shareholders as a result of the approval of the action set forth above

Vote Required

The vote, which was required to approve the above action, was the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding voting securities. Each holder of Company common stock is entitled to one (1) vote for each share of common stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is October 17, 2022. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on October 17, 2022 (the “Record Date”). As of the Record Date, the Company had outstanding (a) 250,904,667 shares of common stock and (b) 28,500 shares of Series A Preferred Stock, which shares of Series A Preferred Stock possesses 66.67% of the voting power of the Company’s outstanding voting securities. Holders of the Company’s common stock have no pre-emptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the Company’s common stock is Action Stock Transfer, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121; telephone: (801) 274-1088.

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Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the action as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize and did, in fact, obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders and their respective approximate ownership percentages of the voting stock of the Company are as follows: Fabian G. Deneault, President and a Director of the Company: 50.00% of the Company’s Series A Preferred Stock; and Newlan & Newlan, Ltd., a law firm owned by Eric Newlan, Vice President, Secretary and Director of the Company, and L. A. Newlan, Jr., a Director of the Company: 50.00% of the Company’s Series A Preferred Stock. The Series A Preferred Stock, as a class, have rights in all matters requiring stockholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) to the Company’s shareholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about November 27, 2022.

The entire cost of furnishing this Information Statement will be borne by the Company.

PRINCIPAL SHAREHOLDERS

At October 17, 2022, the Record Date, the Company had (a) 250,904,667 shares of common stock and (b) 28,500 shares of Series A Preferred Stock issued and outstanding. The following table sets forth information known to the Company as of the Record Date, relating to the beneficial ownership of shares of its voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Black Bird Biotech, Inc., 3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of the Company’s common stock outstanding on that date and all shares of its common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of the Company’s common stock owned by them, except to the extent that power may be shared with a spouse.

	Share Ownership On the Record Date
Name of Shareholder	Number of Shares Beneficially Owned		% Beneficially Owned(1)	Effective Voting Power
Common Stock
Executive Officers and Directors
Fabian G. Deneault	0		0%
William E. Sluss	1,615,002		*
Eric Newlan	0		0%	See Note 4
William J. LoBell	2,000,000		*
Jack Jie Qin	23,294,335	(2)	9.28%
L. A. Newlan, Jr.	0		*
Officers and directors, as a group (6 persons)	27,539,337	(2)	10.98%
5% Owners
EFT Holdings, Inc.(3)	18,221,906		7.26%	See Note 4
Series A Preferred Stock(5)
Fabian G. Deneault	14,500		50.00%	See Note 4
Newlan & Newlan, Ltd.(6)	14,500	(7)	50.00%

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*	Less than 1%.
(1)	Based on 250,904,667 shares outstanding.
(2)

2,831,661 of these shares are owned of record by Astonia LLC, of which company our director, Jack Jie Qin, is manager; 2,240,768 of these shares are owned of record by EF2T, Inc., which firm is owned by Mr. Qin; and 18,221,906 of these shares are owned of record by EFT Holdings, Inc., of which company Mr. Qin is President.

(3)	Our director, Jack Jie Qin, is President of this entity.
(4)	Fabian G. Deneault and Newlan & Newlan, Ltd. (see Note 6) each own 50% of the outstanding shares of the Series A Preferred Stock.
(5)

The Series A Preferred Stock, as a class, have rights in all matters requiring stockholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

(6)	Newlan & Newlan, Ltd. is a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(7)	7,250 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

ACTION ONE — INCREASE IN AUTHORIZED COMMON STOCK

The Company’s Board of Directors and holders of 66.67% of the voting power of the Company’s outstanding voting securities have approved an amendment (the “Amendment”) to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 750,000,000 shares to 2,000,000,000 shares. The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company's Board of Directors believes that it is in the best interest of the shareholders to adopt the increase in authorized common stock.

Other than the increase in authorized common stock, the Amendment does not incorporate any other material changes.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company's common stock required the approval of holders of a majority of the voting power of the Company’s outstanding voting securities. As discussed above, holders of a majority of the voting power of the Company’s outstanding voting securities have consented to the authorized share increase.

Purpose of the Increase in Capital Shares

The Company’s Board of Directors believes the authorized share increase is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized common stock would need to be increased to increase the number of shares of Company common stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions which our Board of Directors may determine are in the best interests of the Company.

SThe increase in authorized common stock will not have any immediate effect on the rights of existing shareholders, but would have a dilutive effect on our existing shareholders when the additional shares are issued. This increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s shareholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent shareholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the authorized share increase be used as a type of antitakeover device. Any additional authorized shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Additional authorized shares will be available for issuance by the Board to honor for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of authorized common stock. The Company does not anticipate that it would seek authorization from the shareholders for issuance of any additional authorized shares unless required by applicable law or regulations.

The Company’s increase in authorized common stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized common stock will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

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ADDITIONAL INFORMATION

The Company is subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 50 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

You may request a copy of these filings, at no cost, by writing Corporate Secretary, Black Bird Biotech, Inc., 3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028, or telephoning the Company at 833-223-4204. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, the Company will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Black Bird Biotech, Inc., 3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028, or telephoning the Company at 833-223-4204.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions described herein, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Fabian G. Deneault
Fabian G. Deneault
Chairman

[ * ], 2022

Ronan, Montana

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Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Black Bird Biotech, Inc.

Entity or Nevada Business Identification Number (NVID): 20061811679

2. Restated or Amended and Restated Articles:

/ /	Certificate to Accompany Restated Articles or Amended and Restated Articles

/ /

Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:_______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
/ /	Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed:

/ /	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) / / incorporators / / Board of Directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

/X/	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.67%.

/ /	Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

/ /	The entity name has been amended.	/ /	Dissolution
/ /	The purpose of the entity has been amended.	/ /	Merger
/ /	The authorized shares have been amended.	/ /	Conversion
/ /	Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

4. Effective Date and Time: (optional) Date: _______________	Time: _____________

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

/ /	The entity name has been amended.
/ /	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
/ /	The purpose of the entity has been amended.
/ /	The authorized shares have been amended.
/ /	The directors, managers or general partners have been amended.
/ /	IRS tax language has been added.
/ /	Articles have been added.
/ /	Articles have been deleted.
/ /	Other.

The articles have been amended as follows: (provide article numbers, if available)

ARTICLE FOUR. [CAPITAL STOCK]. The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock and Preferred Stock that the Corporation shall have authority to issue is Two Billion Fifty Million (2,050,000,000) of which Two Billion (2,000,000,000) shares shall be Common Stock and Fifty Million (50,000,000) shall be Preferred Stock. The par value of the shares of Common Stock is One Tenth of One Cent ($0.001) per share. The par value of the shares of Preferred Stock is One Tenth of One Cent ($0.001) per share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series.

6. Signature:	_____________________	____________________
	Signature	Title

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